MORTGAGE NOTE

$150,000.00

New York, New York
as of June , 2002

FOR VALUE RECEIVED, TRANSDERM LABORATORIES CORPORATION, a Delaware corporation having an office and an address for purpose of notices and legal process at 101 Sinking Springs Lane, Emigsville, Pennsylvania 17318 ("Maker"), promises to pay to Albert David ("Payee"), having an office at 25 W. 36th Street, New York, New York 10018, or order, at 25 W. 36th Street, New York, New York 10018 or at such other place as may be designated in writing by the holder of this Note, the principal sum of One Hundred Fifty Thousand and 00/100 ($150,000.00) Dollars on June , 2003 (the "Maturity Date"), together with interest thereon to be computed from the date hereof at the rate of twenty-six (26%) percent per annum or, if lower, the highest rate of interest allowed by law, payable interest only monthly on the first day of each month hereafter, with all accrued and unpaid interest and the unpaid principal balance hereof payable on the earlier to occur of (i) the Maturity Date, or (ii) the date on which the indebtedness becomes immediately due and payable hereunder or under the mortgage securing this Note.

Interest for any month or fractional part thereof shall be calculated on the basis of a 360-day year and the daily amount so determined shall be multiplied by the actual number of days for which interest is being paid.

Maker hereby waives demand, notice of demand, presentment for payment, notice of dishonor, protest and notice of protest.

This Note is secured by a mortgage lien in the principal sum of $150,000.00 evidenced by a third mortgage of even date herewith between Maker and the Payee (the "Mortgage") encumbering premises located at Sinking Springs Lane - Lot 2, Manchester Township, York County, Pennsylvania.

IT IS HEREBY EXPRESSLY AGREED, that the entire indebtedness (principal and interest) evidenced by this Note shall become immediately due and payable at the option of the holder thereof upon the failure of Maker to make any payment of interest or principal required under this Note or upon the happening of any default or event by which, under the terms of the Mortgage, said principal sum and the accrued interest may or shall become due and payable; also, that all of the covenants, conditions and agreements contained in the Mortgage are hereby made part of this instrument.

Should the indebtedness evidenced hereby or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection under default, the Maker agrees to pay, in addition to the principal, any late payment charge and interest due and payable hereunder, all costs of collecting or attempting to collect such indebtedness, including attorneys' fees and expenses.

This Note may be prepaid, in whole or in part, without the payment of a premium, provided that (i) Maker gives the holder of this Note written notice of Maker's intention to prepay this Note or a portion thereof, and (ii) such prepayment is accompanied by payment of all interest accrued hereunder and unpaid through the date of prepayment and any other sums then

due and owing to the holder of this Note, whether under this Note, the Mortgage, or any other document or agreement entered into by Maker in connection with this Note.

THE MAKER AND EACH ENDORSER AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK COUNTY, NEW YORK STATE. THE MAKER AND EACH ENDORSER CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THE SUBJECT MATTER, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE MAKER OR SUCH ENDORSER AT ITS ADDRESS SET FORTH ABOVE OR TO ANY OTHER ADDRESS AS MAY APPEAR TO THE PAYEE'S RECORDS AS THE ADDRESS OF THE MAKER OR SUCH ENDORSER.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, THE PAYEE, THE MAKER AND EACH ENDORSER WAIVE TRIAL BY JURY, AND THE MAKER AND EACH ENDORSER ALSO WAIVE (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

After the occurrence of a default hereunder, the Payee may accept any payments from the Maker without prejudice to the rights and remedies of the Payee provided herein or in the Mortgage; and further, the designation or allocation by the Maker of the disposition or allocation of any payments made will not be binding upon the Payee, which may allocate any and all such

payments to interest, principal and other fees and charges due hereunder or to any one or more of them, in such amount, priorities and proportions as the Payee may determine in its sole discretion.

Notwithstanding anything heretofore set forth to the contrary, in no event shall any interest payable under this Note exceed the maximum interest rate permitted under law, and any interest collected hereunder which may be in excess of such rate shall be applied to the reduction of principal.

The liability of any Maker or endorser hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification. Any failure of the holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee or any holder may accept late payment, or partial payment, even though marked "payment in full" or containing words of similar import or other conditions, without waiving any right of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned has executed the foregoing instrument as of the date first above written.

Attest: 6/4/02

Esther L. Lehman

TRANSDERM LABORATORIES CORPORATION

By: Andy E. Yurowitz
Name: Andy Yurowitz
Title: President

799867.1